FOR IMMEDIATE RELEASE

AVENSYS INC. ANNOUNCES ITS INTENTION TO ACQUIRE THE ASSETS OF WILLER ENGINEERING LIMITED
Avensys Inc.’s Environmental Solutions Division Signs Definitive Asset Purchase Agreement
The Business Combination Is Expected to Generate $15 Million Dollar in Annual Revenues

Montreal, Canada - March 11, 2008 - Avensys Inc., a leading manufacturer and distributor of fiber optic components and integrator of instrumentation and turn-key systems for environmental monitoring and a wholly owned subsidiary of Avensys Corporation (OTC BB: AVNY.OB; FRANKFURT WKN: A0M9YA) today announced it has entered into an asset purchase agreement with Willer Engineering Limited, a privately-owned Toronto-based company providing the Canadian Industrial marketplace with industrial process measurement and Continuous Emission Monitoring (CEM) instrumentation solutions for more than 45 years.

Upon the close of the acquisition, the assets of Willer Engineering will be merged with Avensys Inc.’s environmental instrumentation division, Avensys Environmental Solutions. The merger is expected to result in a business generating $15 million a year in revenues, in a market where most players are significantly smaller. It will also result in significant cost synergies and the ability to expand product lines and services beyond current capabilities.

As a result of this acquisition, Avensys Environmental Solutions will expand its value-added turn-key solutions capabilities and will be better positioned to respond to the needs of large industrial customers requiring tighter integration of process and emission monitoring instrumentation and data acquisition.

The combination of Willer’s know-how in the industrial process industry combined with the strength of Avensys’ Environmental monitoring solutions and its wider geographical coverage will position the merged entity to take advantage of the growth associated with tighter control of industrial emissions and greenhouse effect gases.

“We have identified significant new revenue growth opportunities resulting from the synergies derived from the combination of our respective expertise, market niches, product lines, sales skills and geographical coverage,” says Marie-Annick Riel, General Manager of Avensys Environmental Solutions.

“Willer has been a solid company and carries an excellent reputation in its marketplace,” adds Ed Allen, President of Willer Engineering Limited. “We bring the engineering credibility needed to take the new Avensys Environmental Solutions to new key industrial markets.”

About Willer Engineering Limited
For over 45 years, Willer Engineering has provided professional instrumentation solutions, products and service to the industrial, process and scientific markets in Eastern Canada. Its goal has been to provide consistent solutions to process measurement and control applications utilizing top performing products from proven manufacturers in step with the latest technologies. It applies the knowledge of its people and associates to offer equipment, systems and service to improve customer product quality, increase productivity, reduce downtime and meet environmental regulations.

About Avensys Corporation
Avensys Corporation operates Avensys Inc., its wholly-owned core subsidiary. Avensys Inc., through its manufacturing division Avensys Technologies, designs, manufactures, distributes, and markets high reliability optical components and modules as well as FBGs for the telecom market and high power devices and sub-assemblies for the industrial market. Avensys Technologies is also a pioneer in the development of packaged fiber-based sensors and possesses leading edge intellectual property. Avensys Environmental Solutions, also a division of Avensys Inc., is an industry leader in providing environmental monitoring solutions for air, water and soil in the Canadian marketplace. To find out more about Avensys Environmental Solutions, please visit our webiste at www.avensyssolutions.com. For Avensys Corporation company news and updates you can also visit www.avensyscorporation.com

Forward-Looking Statements
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

For more information, please contact:
Truc Nguyen or Christopher Chu
The Global Consulting Group
T: +1-646-284-9400
E: tnguyen@hfgcg.com | E: cchu@hfgcg.com